                                                                EXHIBIT 4.1
                               State of Delaware

                        Office of the Secretary of State



     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF DESIGNATION OF "AUTOMATED DISPATCH SOLUTIONS, INC.", FILED IN THIS OFFICE ON THE SIXTH DAY OF JUNE, A.D. 1997, AT 1 O'CLOCK P.M.

     A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS FOR RECORDING.



                                      ------------------------------------------
                                      Edward J. Freel, Secretary of State

                         CERTIFICATE OF DESIGNATIONS,
        PREFERENCES AND RIGHTS OF SERIES A CONVERTIBLE PREFERRED STOCK

                                       OF
                       AUTOMATED DISPATCH SOLUTIONS, INC.
                    Pursuant to Section 151 or the General
                   Corporation Law of the State of Delaware

     Automated Dispatch Solutions, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware.

     DOES HEREBY CERTIFY:

     That, pursuant to authority conferred upon the Board of Directors by the Certificate of Incorporation of said corporation, and pursuant to the provisions of Section 151 of Title 8 of the Delaware Code of 1953, said Board of Directors, by Unanimous Consent on March 19, 1997, adopted resolutions providing for the authorization and issuance of a series of 100,000 shares of Preferred Stock, $.01 par value, designated as Series A Convertible Preferred Stock.

     The Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock, including the designations, powers, preferences and relative, participating, optional and other special rights of the Series A Convertible Preferred Stock, and the qualifications, limitations and restrictions thereof, shall read in its entirety as follows (the term "Certificate of Incorporation of the Company," as used herein shall mean, unless the context otherwise requires, the Certificate of Incorporation, as amended, of the Company and any certificate supplemental thereto):

          SERIES A CONVERTIBLE PREFERRED STOCK

          (1) Designation of Series.  There shall be a series of Preferred Stock
              ---------------------
to be known as "Series A Convertible Preferred Stock" (hereinafter sometimes referred to as "Series A Preferred Stock") consisting of 100,000 shares of Preferred Stock.


          (2) Dividends.
              ---------

          (a) Payment of Only Declared Dividends.  No dividends shall be payable
              ----------------------------------
or accrue with respect to shares of Series A Preferred Stock unless declared payable from time to time by the Board of Directors from funds legally available therefor. When, as and if the Board of Directors shall declare a dividend to be payable with respect to shares of Series A Preferred Stock, the Board of Directors shall specify in such declaring resolution the date (a "Dividend Payment Date"), on which such dividend shall be paid to holders of record as they appear on the register for such series of Preferred Stock on the first day of the month in which the applicable Dividend Payment Date occurs.

          (b) Non-Payment of Declared Dividends.  If dividends on shares of
              ---------------------------------
Series A Preferred Stock are declared payable, but not paid in full, on any Dividend Payment Date, then the amount of such unpaid dividends shall accrue and be aggregated as the "Accumulated Dividend Amount."

          (c) Dividend Prohibitions.  Unless the Accumulated Dividend Amount
              ---------------------
shall then equal zero with respect to all shares of Series A Preferred Stock,
(i) no dividend or distribution, whether in cash, stock or property, shall be paid, declared or set apart for payment in respect or the Company's par value $.01 per share Common Stock (the "Common Stock") or any other class or series of the Company's stock ranking junior to the Series A Preferred Stock as to dividends and (ii) no redemption shall be made or funds set apart to make any purchase or other acquisition for value by the Company of the Common Stock or any other class or series of the Company's stock ranking junior to the Series A Preferred Stock as to dividends. Provided, however, nothing contained in this
                                  -----------------
paragraph (2)(c) shall prohibit the payment of dividends in shares of any class or series of the Company's stock ranking junior to the Series A Preferred Stock as to dividends and as to any distribution upon liquidation, dissolution or winding up of the Company.

          (3) Conversion.
              ----------

          (a) Automatic Conversion.  All outstanding shares of Series A
              --------------------
Preferred Stock shall be automatically converted into shares of Common Stock at the Conversion Price on the effective date of (i) the first registration statement filed under the Securities Act of 1933 for the public sale of Common Stock in which the aggregate net proceeds to the Company equal or exceed $5,000,000 (the "Initial Public Offering"); (ii) any sale, transfer or other conveyance (other than to a parent or subsidiary of the Company, whether direct or indirect) of all or substantially all of the assets of the Company on a consolidated basis, in one or a series of related transactions; or (iii) when any "person" or "group" is or becomes, as a result of a merger or consolidation, a tender or exchange offer, open market or privately negotiated purchases or otherwise, the "beneficial owner," directly or indirectly, of more than 50% or the total then outstanding voting stock of the Company or of the entity surviving the merger or consolidation. (The effective date of such (i) registration statement, (ii) sale, transfer or conveyance, or, (iii) change in voting control is herein called the " Automatic Conversion Date.")

The Company shall notify all holders of Series A Preferred Stock of the date on which (A) the Company files such registration statement, (B) the Company expects such registration statement to become effective, and (C) such registration statement actually becomes effective. Upon receipt of such notice containing the information described in (B) above, each holder of Series A Preferred Stock shall promptly (I) notify the Company in writing of the name(s) (with addresses) in which the certificate(s) representing the Common Stock to be issued upon such conversion shall be issued and (II) present and surrender to the Company, during regular business hours at the office maintained by the Company for the transfer of Series A Preferred Stock, the certificate(s) representing all shares of Series A Preferred Stock held by such holder.

For the purposes of this Section (3), the terms "person," "group" and "beneficial owner" shall have the respective meanings used in Rules 13d-3 and 13d-5 of the Securities Exchange Act of 1934, as amended, (the "Exchange Act"), whether or not applicable, except that a person shall be deemed to have "beneficial ownership" of all shares that such person has the right to acquire whether such right is exercisable immediately, after the passage of time or upon the occurrence of certain events.

          (b) Optional Conversion.  Upon the written consent or vote, obtained
              -------------------
at a meeting of the holders of shares of Series A Preferred Stock called and held in accordance with the provisions of Section (6) of this Certificate of Designations, Preferences and Rights, of holders of two-thirds or more of the outstanding shares of Series A Preferred Stock, all outstanding shares of Series A Preferred Stock shall be converted, into shares of Common Stock at the then effective Conversion Price. In such event, (i) the Company shall notify all holders of Series A Preferred Stock that the outstanding shares of such class have been converted into shares of Common Stock and (ii) all holders of shares of Series A Preferred Stock shall present and surrender to the Company, during regular business hours at the office maintained by the Company for the transfer or Series A Preferred Stock, the certificate(s) representing their shares of Series A Preferred Stock, together with a written notice stating the name(s) (with addresses) in which the certificate(s) representing the Common Stock to be issued upon such conversion shall be issued. The date on which such written consent or vote of the holders of Series A Preferred Stock is obtained is herein called the "Optional Conversion Date."

          (c) Additional Procedures for Conversion.  If so required by the
              ------------------------------------
Company, any certificate for shares of Series A Preferred Stock surrendered for conversion shall be accompanied by duly executed instruments of transfer in form satisfactory to the Company. Conversion of shares of Series A Preferred Stock shall be deemed to have been effected on the Automatic Conversion Date if the provisions of paragraph (3)(a) apply and on the Optional Conversion Date if the provisions of paragraph (3)(b) apply, notwithstanding any failure of the holder or shares of Series A Preferred Stock to present and surrender to the Company the certificates representing the shares to be converted. After the Automatic Conversion Date or the Optional Conversion Date, as the case may be, the share of Series A Preferred Stock to be converted on that date shall no longer be outstanding and all rights of the holders thereof as holders of shares of Series A Preferred Stock shall cease, except the right of such holder to (i) receive certificates for shares of Common Stock upon presentation and surrender to the Company) of the certificates representing the shares of Series A Preferred Stock that have been so converted and (ii) register shares of Common Stock for public distribution as provided in the "Registration Rights Agreement" between such holder and the Company. As promptly as practical after the presentation and surrender for conversion of any certificate for shares of Series A Preferred Stock being converted, the Company shall issue and deliver to or upon the written order of the holder thereof, certificate(s) for the shares issuable upon conversion; provided, however, if a transfer of ownership is requested by such
            --------  -------
holder in connection with such conversion and a tax is payable in such respect thereof, the requesting holder shall remit to the Company the amount of such tax; and provided, further if the Company elects not to issue fractional shares
         --------  -------
of Common Stock upon conversion of shares of Series A Preferred Stock, the

Company, shall pay to the holder thereof a cash amount proportionate to the Conversion Price of such fractional share.

          (d) Conversion Price and Adjustment of Conversion Price, Upon Issuance
              ------------------------------------------------------------------
of Common Stock.   Subject to adjustment as hereinafter provided, each share of
---------------
Series A Preferred Stock shall be convertible into (I) one (1) fully paid and nonassessable share of Common Stock; (II) if the Initial Public Offering is effective prior to December 15, 1997 and the price per share of Common Stock price (before underwriter's discounts and other expenses relating to such offering, such price being herein called the "Offering Price") is less than $15.3976, the number of shares of fully paid and non-assessable Common Stock obtained by dividing $15.3976 by such Offering Price; or (III) if the Initial Public Offering is effective on or after December 15, 1997 and the Offering Price is less than $20.5306, the number of shares of fully paid and non-assessable Company Stock obtained by dividing $20.5306 by such Offering Price, whichever of (I), (II) or (III) is greatest. Such conversion price is herein called the "Initial Conversion Price" and such price as last adjusted in accordance with subparagraphs (i) through (ix) hereof is herein called the "Conversion Price". Except as provided in subparagraph (ix) hereof, if and whenever the Company shall issue or sell or, in accordance with subparagraphs
(ix) through (xi) hereof (other than subparagraph (i), be deemed to have issued or sold any shares of Common Stock for a consideration per share less than the Conversion Price in effect immediately prior to the time of such issue or sale, then, forthwith upon such issue or sale, the Conversion Price shall be reduced to the price determined by dividing (i) an amount equal to the sum of (A) the number of shares of Common Stock outstanding immediately prior to such issue or sale (including as outstanding all shares of Common Stock issuable upon conversion of outstanding Series A Preferred Stock) multiplied by the then existing Conversion Price applicable to such Preferred Stock, and (B) the consideration, if any, received by the Company upon such issue or sale, by (ii) the total number of shares of Common Stock outstanding immediately after such issue or sale (including as outstanding all shares of Common Stock issuable upon conversion of outstanding Series A Preferred Stock).

     For purposes of this paragraph (d), the following subparagraphs (i) to (xi) inclusive shall also be applicable.

          (i) Issuance of Rights or Options.  In case the Company shall at any
              -----------------------------
time hereafter grant (whether directly or by assumption in a merger or otherwise) any rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or securities convertible into or exchangeable for Common Stock (such rights or options being herein called "Options" and such convertible or exchangeable stock or securities being herein called "Convertible Securities") whether or not such Options, or the right to convert or exchange any such Convertible Securities art immediately exercisable, and the price per share for which Common Stock is issuable upon conversion or exchange of such Convertible Securities (determined by dividing (i) the total amount, if any, received or receivable by the Company as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise of all such Options, plus, in the case of Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the exercise of such Options) shall be less than the Conversion Price applicable to the Series A Preferred Stock in effect immediately prior to the time of the granting of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued for such price per share as of the date of granting of such Options and thereafter shall be deemed to be outstanding. Except as otherwise provided in subparagraph (iii), no adjustment of the Conversion Price applicable to the Series A Preferred Stock shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such Options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

          (ii) Issuance of Convertible Securities.  In case the Company shall,
               ----------------------------------
in any manner issue (whether directly or by assumption in a merger or otherwise) of sell any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon, such conversion or exchange (determined by dividing (i) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Conversion Price applicable to the Series A Preferred Stock in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued for such price per share as of the date of the issue or sale of such Convertible Securities and thereafter shall be deemed to be outstanding, provided that (a) except as otherwise provided in subparagraph (iii) below, no adjustment of the Conversion Price applicable to the Series A Preferred Stock shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities and (b) if any such issue or sale of such Convertible Securities is made upon exercise of any Option to purchase any such Convertible Securities for which adjustments of such Conversion Price have been or art to be made pursuant to other provisions of this paragraph (d), no further adjustment of such Conversion Price shall be made by reason of such issue or sale.

          (iii) Change Option Price or Conversion Rate.  Upon the happening of
                --------------------------------------
any of the following events, namely, if the purchase price is provided for in any Option referred to in subparagraph (i), the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in subparagraph (i) or (ii), or the rate at which any Convertible Securities referred to in subparagraph (i) or (ii) are convertible into or exchangeable for Common Stock shall change at any time (other than under or by reason of provisions designed to protect against dilution, such as from stock splits, stock dividends or similar events), the Conversion Price applicable to the Series A Preferred Stock in effect at the time of such event shall forthwith be readjusted to the relevant Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold; and on the expiration of any such Option or termination of any such right to convert or exchange such Convertible Securities, the Conversion Price applicable to the Series A Preferred Stock then in effect hereunder shall forthwith be increased to the relevant Conversion Price that would have been in effect at the time of such expiration or termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been issued, and the Common Stock issuable thereunder shall no longer be deemed to be outstanding.

          (iv) Stock Dividends.  In case the Company shall declare a dividend or
               ---------------
make any other distribution upon any stock of the Company payable in Common Stock, Options or Convertible Securities, any Common Stock, options or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration.

          (v) Consideration for Stock.  In case any shares of Common Stock,
              -----------------------
Options or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Company therefor, without deduction therefrom of any expenses incurred by or any underwriting commissions or concessions paid or allowed by the Company in connection therewith. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be deemed to be the fair value of such consideration as determined in good faith by the Board of Directors of the Company, without deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Company in connection therewith. The amount of consideration deemed to be received by the Company pursuant to the foregoing provisions of this subparagraph (v) upon any issue or sale, pursuant to an established compensation plan of the Company to directors, officers or employees of the Company in connection with their employment, of shares of Common Stock Options or Convertible Securities shall be increased by the amount of any tax benefit realized by the Company as a result of such issue or sale, the amount of such tax benefit being the amount by which the Federal and/or State income or other tax liability of the Company shall be reduced by reason of any deduction or credit in respect of such issue or sale. In case any Options shall be issued in connection with the issue and sale of other securities of the Company, together comprising one integral transaction in which the specific consideration is allocated to such Options by the parties thereto, the fair value of such Options shall be determined in good faith by the Board of Directors of the Company. In case any shares of Common Stock, Options or Convertible Securities shall be issued in connection with any merger or consolidation in which the Company is the surviving corporation, the amount of consideration therefore shall be deemed to be the fair value as determined in good faith by the Board of Directors of the Company of such portion of the assets and business of the non-surviving corporation as such Board shall determine to be attributable to such Common Stock, Options or Convertible Securities, as the case may be. In the event of any consolidation or merger of the Company in which the Company is not the surviving corporation or in the event of any sale of all or substantially all the assets of the

Company for stock or other securities of any corporation, the Company shall be deemed to have issued a number of shares of its Common Stock for stock or securities of the other corporation computed on the basis of the actual exchange ratio on which the transaction was predicated and for a consideration equal to the fair market value on the date of such transaction of such stock or securities of the other corporation.

          (vi) Record Date.  In case the company shall take the record of the
               -----------
holders or its Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities, or (ii) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

        (vii) Treasury Shares.  The number of shares of Common Stock outstanding
              ---------------
at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock for the purposes of this paragraph (d).

       (viii) Subdivision or Combination of Stock.  In case the Company shall
              -----------------------------------
at any time subdivide its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision for the Series A Preferred Stock shall be proportionately reduced, and conversely, in case the outstanding shares of Common Stock of the Company shall be combined into a smaller number of shares, such Conversion Price in effect immediately prior to such combination shall be proportionately increased.

         (ix) Certain Issues of Common Stock Excepted.  Anything herein to the
              ---------------------------------------
contrary notwithstanding, the Company shall not be required to make any adjustment of the Conversion Price applicable to the Series A Preferred Stock in the case of (i) the issuance of shares of Common Stock upon Conversion of shares of Series A Preferred Stock, or (ii) the issuance of Common Stock reserved for issuance to employees of the Company.

          (x) Reorganization or Reclassification.  If any capital reorganization
              ----------------------------------
or reclassification of the capital stock of the Company shall be effected in such a way (including, without limitation, by way of consolidation or merger or a sale of all or substantially all its assets) that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization or reclassification, lawful and adequate provisions (in form reasonably satisfactory to the holders of at least a majority of the outstanding shares of Series A Preferred Stock, such series voting as a separate class, provided that the vote or consent of the holders of the Series A Preferred Stock shall not be required if, as part of any such transaction, all outstanding shares of such Preferred Stock will be redeemed in full) shall be made whereby each holder of a share or shares of Series A Preferred Stock shall thereafter have the conditions specified herein and in lieu of the shares of Common Stock of the Company immediately theretofore receivable upon the conversion of such share or shares of Series A Preferred Stock, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such stock immediately theretofore so receivable had such reorganization or reclassification not taken place, and in such case appropriate provision shall be made with respect to the rights and interests of such holder to the end that the provisions hereof (including without limitation provisions for adjustment of the Conversion Price applicable to the Series A Preferred Stock) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of such conversion rights. In the event of a merger or consolidation of the Company as a result of which a greater or lesser number of shares of common stock of the surviving corporation are issuable to holders of Common Stock of the Company outstanding immediately prior to such merger or consolidation, the Conversion Price applicable to the Series A Preferred Stock in effect immediately prior to such merger or consolidation shall be adjusted in the same manner as though there were a subdivision or combination of the outstanding shares of Common Stock of the Company.

          (xi) Partial or Liquidation Distributions.  In the event that the
               ------------------------------------
Company shall make any distribution of its assets upon or with respect to the Common Stock as a liquidating or partial liquidation dividend, or other than as a dividend payable out of earnings or any surplus legally available for dividends under the General Corporation Law of the State of Delaware, the holder of each outstanding share of Series A Preferred Stock shall, upon the exercise of his or her right to convert after the record date for such distribution or, in the absence of a record date, after the date of such distribution, receive, in addition to the shares subscribed for, the amount of such assets (or, at the option of the Company, a sum equal to the value thereof at the time of distribution as determined by the Board of Directors in its sole discretion) that would have been distributed to such holder if be or she had exercised his or her right to convert immediately prior to the record date, for such distribution or, in the absence of a record date, immediately prior to the date of such distribution.

          (e) No Adjustment of Conversion Price in Certain Circumstances.
              ----------------------------------------------------------
Notwithstanding the foregoing provisions of Section (3)(i) no adjustment in the number of shares of Common Stock into which any share of Series A Preferred Stock is convertible shall be required unless such adjustment would require an increase or decrease in such number of shares of at least 1% and (ii) no adjustment in the Conversion Price applicable to the Series A Preferred Stock shall be required unless such adjustment would require an increase or decrease in such Conversion Price of al least $.01 per share; provided, however, that any
                                                     -----------------
adjustments which by reason of this paragraph (f) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section (3) shall be made to the nearest one hundredth of a dollar or to the nearest 1/1000th of a share, as the case may be.

          (f) Notice Regarding Adjustment of Conversion Price.  Whenever any
              -----------------------------------------------
adjustment is required in the number of shares into which any share of Series A Preferred Stock is convertible, the Company shall forthwith (i) file with each office or agency maintained by the Company for the transfer of the Series A Preferred Stock a statement describing in reasonable detail the adjustment and the method of calculation used and (ii) cause a notice of such adjustment, setting forth the adjusted Conversion Price applicable to the Series A Preferred Stock to be mailed to the holders of record of shares of such series at their respective addresses as shown on the books of the Company.

          (g) Termination of Rights Attendant to Preferred Stock.  All shares of
              --------------------------------------------------
Series A Preferred Stock that shall have been surrendered for conversion or deemed to have been converted as herein provide shall no longer be deemed to be outstanding and all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall forthwith cease, except only the right of the holders thereof, subject to the provisions of this Section (3), to
(i) receive shares of Common Stock in exchange therefor and (ii) register shares of Common Stock for public distribution as provided in the "Registration Rights Agreement" between each of such holders and the Company.

           (h) Effect of Certain Actions By the Company. In the event that
               ----------------------------------------
the Company shall take action:

           (i) to make any distribution (other than cash dividends Payable out of earned surplus) to the holders of its Common Stock;

          (ii)  to offer for subscription pro rata to the holders of its Common
                                          --- ----
                Stock any securities of any kind;

         (iii) to accomplish any capital reorganization, or reclassification of the capital stock of the Company (other than a subdivision, split or combination of its Common Stock), or a consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or the sale or transfer of all or substantially all of the assets of the Company; or

          (iv) looking to a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then the Company shall (A) in case of any such distribution or subscription rights, at least thirty days prior to the date or expected date on which the books of the Company shall close or a record shall be taken for the determination of holders entitled to such distribution or subscription rights, and (B) in the case of any such reorganization, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up, at least thirty days, prior to the date or expected date when the same shall take place, cause written notice thereof to be mailed to each holder of shares of Series A Preferred, Stock at his or her address as shown on the books of the Company. Such notice in accordance with the foregoing clause (A) shall also specify, in the case of any such distribution or subscription rights, the date or expected date on which the holders of Common Stock shall be entitled to receive such distribution or subscription rights and such notice in accordance with the foregoing clause (B) shall also specify the date or expected date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up, as the case may be.

          (i) Special Definition of Common Stock.  For the purposes of this
              ----------------------------------
Section (3), the term "Common Stock" shall mean (i) the class of stock designated as the Common Stock of the Company on the date of this Certificate or
(ii) any other class of stock resulting from successive changes or reclassifications of such Common Stock consisting solely of changes in par value or from no par value to par value, or from par value to no par value. If at any time as a result of an adjustment made pursuant to the provisions of paragraph
(d) of this Section (3), the holder of any share of Series A Preferred Stock thereafter surrendered for conversion shall become entitled to receive any shares of the Company other than shares of Common Stock, thereafter the number of such other shares so receivable upon conversion of any share of such Preferred Stock shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable in paragraph (d) of this Section
(3), and the other provisions of this Section (3) with respect to the Common Stock shall apply on like terms to any such other shares.

          (j) No Fractional Shares.  No fractional share of the Common Stock, or
              --------------------
scrip representing a fractional share, shall be issued upon the conversion of any Series A Preferred Stock. If more than one share of Series A Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares so surrendered. If any fractional interest in a share of Common Stock would be deliverable upon the conversion of any shares of Preferred Stock, the Company shall pay in lieu thereof, in cash the value thereof as of the business day immediately preceding the date of such commission, as such value shall have been determined in good faith by the Company's Board of Directors.

          (k) Common Stock Reserved For Issuance on Conversion.  The Company
              ------------------------------------------------
shall at all times reserve and keep available, out of its authorized but unissued capital stock, for the purpose of effecting the conversion of the shares of Series A Preferred Stock, such number of its duly authorized shares of Common Stock (or treasury shares as provided below as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series A Preferred Stock into Common stock at any time, provided, however, that nothing
                                               -----------------
contained herein shall preclude the Company from satisfying its obligations in respect of the conversion of the shares of Series A Preferred Stock by delivery of shares of Common Stock that are held in the treasury of the Company. The Company shall, from time to time and, in accordance with the laws of the State of Delaware, cause the authorized number of shares of Common Stock to be increased if the aggregate of the number of authorized shares of Common Stock remaining unissued and the issued shares of such Common Stock in its treasury (other than any shares of such Common Stock reserved for issuance for any other purpose) shall not be sufficient to permit the conversion of all outstanding shares of Series A Preferred Stock into Common Stock.

          (4) Liquidation and Deemed Liquidation.  In the event of any
              ----------------------------------
liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holders of outstanding shares of Series A Preferred, Stock shall be entitled to receive for each such share payment in cash equal to the sum of $10.2653 and the Accumulated Dividend Amount as of the date of such final payment (the "Liquidation Value"). The Liquidation Value applicable to the Series A Preferred Stock shall be paid to the holders of such Preferred Stock before any payment or distribution shall be made to the holders of shares of Common Stock or any other class of stock of the Company ranking junior to the Series A Preferred Stock as to distribution on liquidation, dissolution or winding up. In the event the distributable assets are insufficient to make such payment in full to the holders of all outstanding shares of Series A Preferred Stock and any other series of Preferred Stock ranking on a parity with such series as to distribution upon liquidation, dissolution or winding up, such assets shall be distributed among the holders of outstanding shares of Series A Preferred Stock and any such other series of Preferred Stock ratably per share in proportion to the full per share amounts to which they respectively are entitled. Except as specifically provided in the next paragraph of this Section
(4), the voluntary sale, conveyance, lease, exchange or transfer of all or substantially all the property or assets of the Company (unless in connection therewith, the liquidation, dissolution or winding up of the Company is specifically approved), or the merger or consolidation of the Company into or with any other corporation, or the merger of any other corporation into it, a Change of Control, or any purchase or redemption of shares of stock of the Company of any class or series, shall not be deemed to be a liquidation, dissolution or winding up of the Company for the purpose of this Section (4).

If at any time prior to the Initial Public Offering, (A) the Company shall merge or consolidate with or into another corporation, another corporation shall merge or consolidate with or into the Company, a plan of exchange between the Company and any other corporation, in any of which transactions any stockholder of the Company receives a distribution of cash, securities or other property or (B) the Company shall sell, transfer or otherwise dispose of all or substantially all of its assets, then, subject to the provisions of this Section (5), any such transaction shall be deemed, solely for the purposes of determining the amounts to be received by the holders of the Series A Preferred Stock in such transaction and the priority of receipt of such amounts as between the holders of the Series A Preferred Stock and the holders of Common Stock or other class of stock of the Company ranking junior to the Series A Preferred Stock, to be a liquidation or dissolution of the Company if the holders of a majority of the outstanding shares of Series A Preferred Stock so elect by giving written notice thereof to the Company at least two days before the effective date of such transaction. If no such notice is timely given, such transaction will not be deemed a liquidation or dissolution of the Company. If a transaction is deemed a liquidation or dissolution of the Company pursuant to this paragraph, the record holders of Series A Preferred Stock on the date of such transaction shall be entitled to receive from the Company, prior to any distribution to the holders of Common Stock or any other class of stock of the Company ranking junior to the Series A Preferred Stock, in addition to the Liquidation Value, $1.5398 per share of Series A Preferred Stock if such transaction is consummated prior to June 15, 1998 or $3.0796 per share of Series A Preferred Stock if such transaction is consummated on or after June 15, 1998. The Company shall give each holder of record of Series A Preferred

Stock written notice of such impending transaction not later than 14 days prior to the meeting of the stockholders of the Company called to approve such transaction or 14 days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of such notices shall describe the material terms and conditions of the transaction and the application of this paragraph thereto (including, without limitation, a description of the value of the consideration, if any being offered to the holders of the Series A Preferred Stock in the transaction and the amount to which such holders would be entitled if the transaction were to be deemed a liquidation or dissolution of the Company). The Company shall thereafter give such holders prompt notice of any material change in the terms and conditions of such transaction or the other information furnished to them in the first notice. The transaction shall in no event be consummated sooner than 14 days after the mailing of the first notice by the Company or 10 days after the mailing of a notice of material change, whichever is later; provided, however, such periods may be reduced, upon the written
          --------  -------
consent of the holders of a majority of the shares of Series A Preferred Stock.

          (5)  Voting.
               ------

          Except as provided in Section (6) or as provided by applicable law, the holders of the Series A Preferred Stock shall vote with the holders of Common Stock as a single class and shall be entitled to one vote for each share of Common Stock into which the shares of Series A Preferred Stock so held would be convertible on the record date set for such vote of stockholders.

          (6)  Class Voting In Certain Events.
               ------------------------------

          (a) In addition to such other vote, if any, as may be required by law or provided by the resolution creating any other series of Preferred Stock, the affirmative vote or consent of the holders of at least a majority of the shares of Series A Preferred Stock at the time outstanding, given at a meeting or by written consent in lieu thereof, at which the holders of such shares shall vote separately as a class, shall be necessary for effecting or validating each of the following:

          (i) The authorization or creation of any other class of stock if such class or any series thereof ranks or could rank prior to or on a parity with the Series A Preferred Stock as to dividends or to distribution upon liquidation, dissolution or winding up;

         (ii) The amendment, alteration or repeal of any of the provisions of the Certificate of Incorporation of the Company so as to affect adversely the preferences, special rights or powers of the Series A Preferred Stock or of the securities into which such series of Preferred Stock is convertible, or the terms or conditions of such conversion; and

        (iii) Any increase in the number of authorized shares of Series A Preferred Stock.

          (b) Notwithstanding Paragraph (a) above, any record holder or holders owning in the aggregate more than ten percent (10%) of the outstanding shares of Series A Preferred Stock may request that the Company call a meeting of the holders of the Series A Preferred Stock for the purposes of compelling the optional conversion of shares of Series A Preferred Stock into shares of Common Stock. The holders of Series A Preferred Stock shall vote as a class at such meeting for such purpose.

The special meeting for such purpose shall be called and held as promptly as practicable and in any event shall be called within ten days and held within sixty days after receipt of a written request signed by the holders of record of at least 10% of the then outstanding shares of Series A Preferred Stock; provided, however, no such special meeting shall be required to be held during the sixty-day period preceding the date fixed for the annual meeting of the Company's stockholders.

Any holder of shares of Series A Preferred Stock shall have access to the stock record book of the Company for the purpose of calling a special meeting pursuant to these provisions. The Company shall pay the reasonable expenses of calling and holding such meeting.

          (c) Any special meeting of the holders of shares of Series A Preferred Stock to vote as a separate class for the purpose of compelling the optional conversion of shares of Series A Preferred Stock into shares of Common Stock shall be held in the city in which the next preceding annual meeting of the Company's stockholders was held or, if no such meeting was held, then in Miami, Florida. At any meeting for the purpose of compelling the optional conversion of shares of Series A Preferred Stock into shares of Common Stock, the presence in person or by proxy of the holders of one-third of the outstanding shares of such series of Preferred Stock shall constitute a quorum, a majority of the holders of shares of Series A Preferred Stock present in person or by proxy shall have the power to adjourn the meeting from time to time without notice, other than announcement at the meeting, until a quorum shall be present.

          (7) Retirement of Shares. Shares of Series A Preferred Stock that are
              --------------------
converted into shares of Common Stock or otherwise acquired by the Company shall be permanently retired and shall not be reissued. The Company shall take such action as from time to time shall be appropriate to reduce the authorized number of shares of Series A Preferred Stock accordingly.

          (8)  Limited Pre-emptive Rights.
               --------------------------

          (a) To the extent that adjustments to the Conversion Price, as provided herein, do not permit the holders of shares of Series A Preferred Stock to maintain their relative position in the total equity of the Company and the Company issues any equity securities prior to the Initial Public Offering, the holders of shares of Series A Preferred Stock shall have pre-emptive rights to purchase a pro rata share of such equity securities, at the same prices, terms and conditions as shall be fixed by the Company for such issuance; provided,
                                                                   ---------
however, that no such
-------
equity securities issued (i) for sale in the Initial Public Offering, (ii) to employees of the Company or any of its subsidiaries as performance incentives,
(iii) in connection with any rights granted by the Company or its predecessor prior to the date of this Certificate of Designations, Preferences and Rights, or (iv) in exchange for the stock or other ownership interest in, or pursuant to a merger of the Company with, another company if the Company receives fair value for such stock or ownership interest under the terms of such exchange.

          (b) The pro rata share provided for in paragraph (a) above shall be in the same proportion as the number of shares of Common Stock then issuable upon conversion of the shares of Series A Preferred Stock held by the holder exercising his rights under this Section (8) bears to the sum of (i) the number of shares of Common Stock then outstanding and (ii) the number of shares of Common Stock issuable upon conversion of all then outstanding shares of Series A Preferred Stock.

          (c) The Company shall give the holders of Series A Preferred Stock (or their respective successors) written notice (the "Pre-emptive Notice") of any prospective issuance of equity securities of the Company to which rights granted under this Section (8) apply, on or before execution of the agreement pursuant to which such equity securities are to be issued. The Pre-emptive Notice shall be accompanied by a copy of such agreement. The holders of shares of Series A Preferred Stock shall give the Company written notice by registered or certified mail of their intention to exercise such pre-emptive rights within 15 days after receipt of the Pre-emptive Notice; a holder's failure to give such notice timely shall result in the expiration of such rights with respect to such Pre-emptive Notice. If the prospective issuance of equity securities giving rise to the Pre-emptive Notice does not occur within 90 days after the date of the Pre-emptive Notice, the pre-emptive rights granted by this Section (8) to holders of Series A Preferred Stock shall again apply to such prospective issuance without regard, to whether or how such holder responded to such Pre-emptive Notice.

     IN WITNESS WHEREOF, the Company has caused this Certificate of Designations Preferences and Rights of Series A Preferred Stock of the Company to be duly executed this 6/th/ day of June, 1997.

                                    Automated Dispatch Solutions, Inc.


                                    ----------------------------------
                                    Michael E. Weksel, Vice President
Attest


---------------------
(Corporate Seal)
Elisa Pugliese
Secretary